UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  May 11, 2015

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

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(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2015, the Company’s Board of Directors appointed Adrian Russell-Falla to the Company’s Board of Directors. Mr. Russell-Falla is a technology entrepreneur and innovator with marketing and fund-raising experience in both the for-profit and non-profit sectors, including venture capital markets. Mr. Russell-Falla has been named to both the Company’s Audit and Compensation Committees. He is considered to be “Independent” and with his appointment, the Company’s Audit Committee now consists of 3 Directors, all of whom qualify as Independent.

Also at the meeting of the Board of Directors held on May 11, 2015, the Company named Frank Magdlen as Chairman of the Audit Committee. Mr. Magdlen is a Chartered Financial Analyst and has been a member of the Company’s Board of Directors since January 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2015

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  “Donald Boone”

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date: May 15, 2015

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  “Murray G. Smith”

Name: Murray G. Smith

Title: Chief Financial Officer